Exhibit 10.3

NEWMONT
SENIOR EXECUTIVE COMPENSATION PROGRAM
(Effective January 1, 2009)

SECTION I DEFINITIONS	1-2
1.1 “AICP Corporate Performance Bonus”	1
1.2 “Common Stock”	1
1.3 “Employee Target AICP Corporate Performance Bonus”	1
1.4 “Financial Performance Bonus”	1
1.5 “Performance Period”	2
1.6 “Performance Stock”	2
1.7 “Strategic Objectives Bonus”	2
1.8 “Target Financial Performance Bonus”	2
1.9 “Terminated Eligible Employee”	2
SECTION II ELIGIBILITY	2-3
SECTION III FINANCIAL PERFORMANCE BONUS	3-4
3.1 Determination of Financial Performance Bonus—In General	3
3.2 Separation of Employment and Payment of Financial Performance Bonus	3
3.3 Form of Payment	3
3.4 Restrictions on Performance Stock	3
3.5 Timing of Payment	4
SECTION IV AICP CORPORATE PERFORMANCE BONUS	4
4.1 Determination of AICP Corporate Performance Bonus—In General	4
4.2 Separation of Employment and Payment of AICP Corporate Performance Bonus	4
SECTION V STRATEGIC OBJECTIVES BONUS	4
5.1 Determination of Strategic Objectives Bonus—In General	4
5.2 Separation of Employment and Payment of Strategic Objectives Bonus	4
SECTION VI CHANGE OF CONTROL	5
SECTION VII GENERAL PROVISIONS	6-7

ii

NEWMONT
SENIOR EXECUTIVE COMPENSATION PROGRAM
(Effective as of January 1, 2009)
PURPOSE
This Senior Executive Compensation Program includes the Financial Performance Share program, Strategic Objectives Bonus and AICP Corporate Performance Bonus for the eligible participants. The purpose of the Financial Performance Share program and the ACIP Corporate Performance Bonus is to provide eligible Employees of Newmont Mining or a Participating Employer a direct interest in the success of the operations of Newmont Mining. The purpose of the Strategic Objectives Bonus is to provide eligible Employees of Newmont Mining or a Participating Employer additional incentive to meet strategic objectives set by the Compensation Committee. The eligible Employees of Newmont Mining or a Participating Employer will be rewarded in accordance with the terms and conditions described below.
I. DEFINITIONS
The capitalized terms used in this compensation program shall have the same meaning as the capitalized terms in the Annual Incentive Compensation Program (“AICP”), unless otherwise defined or stated herein. The terms set forth in this Section shall have the meaning set forth below.
1.1 “AICP Corporate Performance Bonus” means the bonus payable pursuant to Section 4.1 (or portion thereof as provided in Section 4.2).
1.2 “Common Stock” means the $1.60 par value common stock of Newmont Mining Corporation.
1.3 “Employee Target AICP Corporate Performance Bonus” means the target bonus for eligible Employees as set forth in Appendix B.
1.4 “Financial Performance Bonus” means the bonus payable to an eligible Employee in the form of Performance Stock under this compensation program with respect to a Performance Period (or portion thereof as provided in Section 3.2), which shall be determined by multiplying the eligible Employee’s Target Financial Performance Bonus times the Aggregate Payout Percentage calculated in accordance with the Annual Incentive Compensation Program. In 2008 the Financial Performance Bonus will be calculated using only 2008 AICP results. In 2009, Financial Performance Bonus will be calculated using 40% weighting of 2008 AICP results and 60% weighting of 2009 AICP results. In 2010, the three-year weighted Financial Performance Bonus calculation will go into effect, and will remain going forward. The three-year weighted Financial Performance Bonus calculation is comprised of 20% weighting for the first year (two years ago) of AICP bonus, 30% weighting for the second year (one year ago) of AICP bonus, and 50% weighting for the third year (the current year) of AICP bonus. The Performance Stock awarded as a Financial Performance Bonus shall have terms and conditions, and shall be subject to such restrictions as defined by the Compensation Committee.

1.5 “Performance Period” means the calendar year over which the Compensation Committee will calculate and determine the Financial Performance Bonus, AICP Corporate Performance Bonus and Strategic Objectives Bonus.
1.6 “Performance Stock” means the right to receive from Newmont Mining Common Stock under terms and conditions defined in a restricted stock unit agreement, as defined by the Compensation Committee.
1.7 “Strategic Objectives Bonus” means the cash bonus payable to an eligible Employee based on the individual contribution of such eligible Employee to achievement of the Corporation’s strategic objectives during the Performance Period, as set forth in section 5.1, (or portion thereof as provided in Section 5.2).
1.8 “Target Financial Performance Bonus” means the number of shares equivalent to the percentage of base salary (for final calculation purposes, base salary shall be Bonus Eligible Earnings as defined in the AICP) set by the Compensation Committee which is set forth in Appendix A, using the average closing price of Newmont Mining Corporation common stock for the month of December of the calendar year prior to the year in which the Financial Performance Bonus shall be measured.
1.9 “Terminated Eligible Employee” for purposes of the Financial Performance Bonus means executive grade level Employee of Newmont Mining and/or a Participating Employer who directly reported to the Chief Executive Officer of Newmont Mining Corporation at grade level E-4 or above and the Chief Executive Officer of Newmont Mining Corporation during the relevant Performance Period who terminates employment with Newmont Mining and/or a Participating Employer during the relevant Performance Period on account of death, retirement, or Disability. “Terminated Eligible Employee” for purposes of the AICP Corporate Performance Bonus and the Strategic Objectives Bonus shall have the same meaning as in the AICP.
II. ELIGIBILITY
All executive grade level Employees of Newmont Mining and/or a Participating Employer who directly report to the Chief Executive Officer of Newmont Mining Corporation at grade level E-4 or above and the Chief Executive Officer of Newmont Mining Corporation, are eligible to receive a Financial Performance Bonus, AICP Corporate Performance Bonus and Strategic Objectives Bonus under this program, provided (i) they are on the payroll of Newmont Mining and/or a Participating Employer as of the last day of the relevant Performance Period, and at the time the award is granted, or (ii) they are a Terminated Eligible Employee with respect to such Performance Period. Eligible Employees who are on short-term disability under the Short-Term Disability Plan of Newmont, or a successor plan, or not working because of a work-related injury as of the last day of the Performance Period, but are still on the payroll of Newmont Mining and/or a Participating Employer shall be eligible to receive a Financial Performance Bonus, AICP Corporate Performance Bonus and Strategic Objectives Bonus. Notwithstanding the foregoing provisions of this Section II, the Compensation Committee may, prior to the end of any Performance Period, exclude from or include in eligibility for participation under this program with respect to such Performance Period any executive grade level Employees of Newmont Mining and/or a Participating Employer. If an Employee of Newmont or a Participating Employer is eligible to participate in this program, such Employee is not eligible to participate in the Annual Incentive Compensation Program or the Employee Performance Incentive Compensation Program.

III. FINANCIAL PERFORMANCE BONUS
3.1 Determination of Financial Performance Bonus—In General. The Financial Performance Bonus shall be calculated as soon as reasonably practicable after the Compensation Committee determines the Aggregate Payout Percentage. Following such determination, payment of the Financial Performance Bonus shall be made to eligible Employees as soon as reasonably practicable, in accordance with Section 3.3 below.
3.2 Separation of Employment and Payment of Financial Performance Bonus.
(a) In the event an eligible Employee separates employment from Newmont Mining or a Participating Employer as a result severance under the Severance Plan of Newmont (or any successor plan), prior to payment of the Financial Performance Bonus, such eligible Employee is not entitled to payment of the Financial Performance Bonus in any amount.
(b) In the event an eligible Employee separates employment from Newmont Mining or a Participating Employer as a result of death, Disability or retirement as defined in the Pension Plan of Newmont (or any successor plan), regardless of the Employee’s participation in the Pension Plan of Newmont (or any successor plan), prior to payment of the Financial Performance Bonus, such eligible Employee is a Terminated Eligible Employee and shall receive a Financial Performance Bonus at target level, pro-rated for the time of employment during the Performance Period.
3.3 Form of Payment. The amount of Financial Performance Bonus payable under this compensation program shall be paid in Performance Stock (payable in whole shares only rounded down to the nearest share). The Performance Stock shall be subject to the restrictions set forth in Section 3.4 below.
3.4 Restrictions on Performance Stock.
(a) Newmont Mining shall issue Performance Stock to eligible Employees for one-third of the Financial Performance Bonus without any restrictions as soon as practicable following the end of the Performance Period. Newmont Mining shall issue Performance Stock for the remainder of the Financial Performance Bonus and such stock shall be restricted and have a two-year vesting period, with one-half of the Performance Stock vesting each year on the anniversary of the date of grant.

(b) Shares of Performance Stock issued hereunder as a part of a Financial Performance Bonus shall not be subject to transfer by the eligible Employee until such Performance Stock vests in accordance with Section 3.4(a), at which time such Performance Stock may be freely transferred by the eligible Employee subject to all applicable laws, regulations and Newmont Mining policies.
3.5 Timing of Payment. Payment under this program will be made no later than the 15th day of the third month following the calendar year in which an Employee’s right to payment is no longer subject to a substantial risk of forfeiture.
IV. AICP CORPORATE PERFORMANCE BONUS
4.1 Determination of AICP Corporate Performance Bonus—In General. The AICP Corporate Performance Bonus shall be determined and paid in conformance with the determination and payment of the Corporate Performance Bonus in the AICP, utilizing the Employee Target AICP Corporate Performance Bonus attached in Appendix B, rather than the Target Performance Level attached to the AICP.
4.2 Separation of Employment and Payment of AICP Corporate Performance Bonus. In the event an eligible Employee separates employment from Newmont Mining or a Participating Employer and is a Terminated Eligible Employee, the AICP Corporate Performance Bonus shall be paid in accordance with the Terminated Eligible Employee provisions of the AICP.
V. STRATEGIC OBJECTIVES BONUS
5.1 Determination of Strategic Objectives Bonus—In General. At the end of each Performance Period, the Compensation Committee will evaluate each eligible Employee’s performance against relevant strategic objectives and award a Strategic Objectives Bonus, up to the maximum amounts listed in Appendix C. The Compensation Committee will seek the input of the Chief Executive Officer on the Strategic Objectives Bonuses to be awarded to other eligible Employees. Following such determination, payment of the Strategic Objectives Bonus shall be made to eligible Employees as soon as reasonably practicable.
5.2 Separation of Employment and Payment of Strategic Objectives Bonus. In the event an eligible Employee separates employment from Newmont Mining or a Participating Employer and is a Terminated Eligible Employee, the Strategic Objectives Bonus shall be paid at 50% of the maximum level shown on Appendix C, pro-rated for the time of employment during the Performance Period.
VI. CHANGE OF CONTROL
6.1 In General. In the event of a Change of Control (as defined in the AICP), each eligible Employee (including Terminated Eligible Employees who terminate employment during the Performance Period in which the Change of Control occurs) shall become entitled to the payment of an AICP Corporate Performance Bonus, in accordance with the provisions of the AICP and 50% of the maximum Strategic Objectives Bonus, pro-rated for partial service during any Performance Period.

VII. GENERAL PROVISIONS
7.1 Reimbursement. The Compensation Committee, to the full extent permitted by governing law, shall have the discretion to require reimbursement of any portion of a Financial Performance Bonus and AICP Corporate Performance Bonus previously paid to an eligible Employee pursuant to the terms of this compensation program if: a) the amount of such Financial Performance Bonus or AICP Corporate Performance Bonus was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, and b) the amount of such Financial Performance Bonus or AICP Corporate Performance Bonus that would have been awarded to the eligible Employee had the financial results been reported as in the restatement would have been lower than the Financial Performance Bonus or AICP Corporate Performance Bonus actually awarded.
7.2 Section 83(b) Election. The Compensation Committee may, in its sole discretion, require the eligible Employee to agree not to make an election pursuant to Section 83(b) of the Code as a condition for the receipt of common stock hereunder.
7.3 Withholding Taxes. All bonuses payable hereunder shall be subject to the withholding of such amounts as Newmont Mining or a Participating Employer may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation. The Compensation Committee may, in its sole discretion, permit eligible Employees to satisfy the minimum withholding applicable to the portion of the bonus payable in shares of Performance Stock by causing Newmont Mining to withhold the appropriate number of shares of Performance Stock from the bonus otherwise payable and to make the requisite withholding payments on behalf of the eligible Employee.
7.4 Issuance of Stock. Shares of Performance Stock issued under this compensation program may be issued pursuant to the provisions of any stock plan of Newmont Mining or as otherwise determined in the sole discretion of the Compensation Committee.
7.5 General Operation and Amendment. Notwithstanding anything contained in this compensation program to the contrary, this compensation program shall be administered and operated in accordance with any applicable laws and regulations including but not limited to laws affecting the timing of payment of any bonus under this compensation program. The Compensation Committee or its delegate reserves the right to amend this compensation program at any time in order for this compensation program to comply with such laws or regulations.
7.6 Right of Offset. To the extent permitted by applicable law, Newmont Mining or a Participating Employer may, in its sole discretion, apply any bonus payments otherwise due and payable under this compensation program against debts of an eligible Employee to Newmont Mining or an Affiliated Entity. By accepting payments under this compensation program, all eligible Employees shall consent to the reduction of any compensation paid to the eligible Employee by Newmont Mining or an Affiliated Entity to the extent the eligible Employee receives an overpayment from this compensation program.

7.7 Termination. The Board may at any time amend, modify, suspend or terminate this compensation program; provided, however, that the Compensation Committee may, consistent with its administrative powers, waive or adjust provisions of this compensation program as it determines necessary from time to time.
7.8 Severability. If any section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this compensation program, and this compensation program shall be construed and enforced as if such illegal and invalid provision had never been set forth in this compensation program.
7.9 No Right to Employment. The establishment of this compensation program shall not be deemed to confer upon any eligible Employee any legal right to be employed by, or to be retained in the employ of, Newmont Mining, a Participating Employer or any Affiliated Entity, or to give any eligible Employee any right to receive any payment whatsoever, except as provided under this compensation program. All eligible Employees shall remain subject to discharge from employment to the same extent as if this compensation program had never been adopted.
7.10 Transferability. Any bonus payable hereunder is personal to the eligible Employee and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.
7.11 Successors. This compensation program shall be binding upon and inure to the benefit of Newmont Mining and eligible Employees and their respective heirs, representatives and successors.
7.12 Governing Law. This compensation program and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.
7.13 Fair Market Value. All stock granted pursuant to this document shall be granted at fair market value.

APPENDIX A
Target Financial Performance Bonus

Grade	Percentage of Base Salary
E-1	135%
E-2	—
E-3	110%
E-4	67.5%
APPENDIX B
Employee Target AICP Corporate Performance Bonus

Grade	Percentage of Base Salary

E-1	75%
E-2	—
E-3	42.5%
E-4	37.5%
APPENDIX C
Maximum Strategic Objectives Bonuses

Maximum Strategic
Objectives Bonus
as a Percentage of
Pay Grade	Base Salary
E-1	150%
E-2	—
E-3	85%
E-4	75%